SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Allegheny Energy, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


      Maryland                                            13-5531602
----------------------------------------      ---------------------------------
(State of incorporation or organization)      (IRS Employer Identification No.)

10435 Downsville Pike, Hagerstown, Maryland               21740-1766
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(Address of principal executive offices)                  (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this relates:
        ---------------
        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                  Name of each exchange on which
to be so registered                  each class is to be registered
-------------------                  ------------------------------

Stock Purchase Rights                New York Stock Exchange, Inc.
                                     Chicago Stock Exchange, Incorporated
                                     Pacific Exchange, Inc.
                                     Amsterdam Exchanges nv


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                -----------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be
         --------------------------------------------
             Registered.
             ----------

         On March 2, 2000, the Board of Directors of Allegheny Energy, Inc., a Maryland corporation (the "Company"), declared a dividend of one right (a "Right") for each outstanding share of common stock, par value $1.25 per share, of the Company held of record at the close of business on March 16, 2000, or issued thereafter and prior to the Separation Time (as defined in the Rights Agreement referred to below) and thereafter pursuant to options and convertible securities, if any, outstanding at the Separation Time. The Rights will be issued pursuant to a Stockholder Protection Rights Agreement, dated as of March 2, 2000 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services L.L.C., as Rights Agent.

         The description of the Rights contained in the Company's Current Report on Form 8-K dated March 5, 2000 is hereby incorporated by reference herein.

         The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise) is attached hereto as an exhibit and is hereby incorporated herein by reference. The description of the Rights incorporated by reference to the Company's Current Report on Form 8-K, dated March 5, 2000 is qualified in its entirety by reference to the Rights Agreement and such exhibit thereto.

Item 2.  Exhibits.
         --------


Exhibit No.      Description
-----------      -----------

       (1)       Rights Agreement.

       (2) Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         ALLEGHENY ENERGY, INC.



                                         By  /s/ Thomas K. Henderson
                                             -----------------------------
                                              Name:   Thomas K. Henderson
                                              Title:  Vice President




Date:  March 6, 2000